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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bank of New York Company, Inc.
on Form  S-8 of our report dated February 25, 1994 appearing
in  the   1993  Annual   Report  to  Shareholders  which  is
incorporated by reference in the Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1993 (as amended by Form 10-K/A - No. 1, filed September 19, 1994) and to the reference to us under the heading "Interests of Named Experts and Counsel".


DELOITTE & TOUCHE LLP
New York, New York
December 13, 1994